SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Osmonics, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(1)	Title of each class of securities to which transaction applies:
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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

        The following document shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Osmonics' shareholders for their consideration. On January 24, 2003, GE filed with the SEC a registration statement on Form S-4 containing a definitive proxy statement/prospectus and other relevant documents concerning the proposed transaction. Shareholders of Osmonics are urged to read the definitive proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GE and Osmonics, at the SEC's Internet site (http://www.sec.gov).

        Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to GE Power Systems, Attention Dennis Murphy, 4200 Wildwood Parkway, Atlanta, Georgia, 30339, 770/859-6948, or to Osmonics, Investor Relations, 5951 Clearwater Drive, Minnetonka, Minnesota, 55343-8995, or 952/933-2277.

        GE, Osmonics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Osmonics in connection with the merger. Information about the directors and executive officers of GE is set forth in the proxy statement on Schedule 14A for GE's 2002 annual meeting of shareholders, as filed with the SEC on March 8, 2002. Information about the directors and executive officers of Osmonics and their ownership of Osmonics common stock is set forth in the proxy statement on Schedule 14A for Osmonics' 2002 annual meeting of shareholders, as filed with the SEC on April 8, 2002.

        Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction.

        The following document contains forward-looking statements. The following factors, among others, could cause the actual results of the acquisition to differ materially from GE's and Osmonics' expectations: the ability to timely and fully realize the expected cost savings and revenues; competition; and changes in economic conditions. Neither GE nor Osmonics assumes any duty to update forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such statements are based on information available as of the date hereof, and are made only as of the date hereof. To the extent that such statements relate to the proposed merger referred to in this document, there is a risk, among others, that the merger might not be completed.

The following is the text of a memo sent by Dean Spatz, Chief Executive Officer of Osmonics, Inc., to Osmonics' employees on February 4, 2003.

February 4, 2003

Last week, our top executives met with the GE team that has been established to plan the integration of Osmonics into GE. I was very pleased with the meeting, the enthusiasm GE has for the potential of our combined companies and the significant effort GE is making for a smooth transition.

        All of the organizational planning is still in the first stages of review. However, Jeff Connelly and his team are making good headway and are spending time at Osmonics opsites and discussing the potential new organization with Osmonics managers. As the merger approaches, Jeff and his team will be further developing plans for integration and for the operation of what will become GE Osmonics. One thing you will probably notice is that GE recognizes the importance of employee relations. The process is very organized, and I am convinced that you will stay well informed throughout the transition.

On the anticipated timing, let me give you a quick outline:

  •
  The proxy statement/prospectus has been mailed to all shareholders and they should receive it in the next few days. The proxy statement/prospectus discusses the merger and the mailing includes forms for voting on the merger.

  •
  26 Feb 03 will be the formal shareholder meeting for Osmonics. This shareholder meeting is to take the count of the votes in favor of, or against the merger and to determine the vote status.

  •
  The exchange ratio will be determined by dividing $17.00 by the average of the volume weighted sales prices for GE common stock for the ten consecutive trading days ending on the third trading day prior to the date the merger becomes effective. For example, if the merger were to close on 28 Feb 03 (two days after the Osmonics shareholder meeting) the ten-day valuation period would start on 11 Feb 03 and end on 25 Feb 03.

  •
  Assuming that the holders of a majority of Osmonics common stock vote in favor of the merger and that the other closing conditions are satisfied, the formal closing of the merger is expected to occur within a few days of the Osmonics shareholder meeting.

  •
  Within a few days after the closing of the merger, there will be a company-wide GE presentation to all opsites. We will update you as the shareholder meeting approaches to give you an anticipated date for this presentation. We expect this will be an in-person presentation in Minnetonka, which will probably be video cast to all other locations. In addition, a videotape will be available.

  •
  After the completion of the merger, integration activities will introduce Osmonics employees to the GE culture. Based on what I have seen so far, there will be a different culture, but it is not significantly different from the way Osmonics has been run. In the first couple months, employees will have a chance to review their benefits plan, their 401(k) and other items that are so important to all of us. The GE Human Resources group is very well organized and will be ready to work with each of you.

I hope this review of the present integration planning and the summary of expected timing has been helpful. Feel free to send me an email if you have additional questions, and I will try to get a response to you in a reasonable time.

Dean

*        *        *

This document shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Osmonics' shareholders for their consideration. On January 24, 2003, GE filed with the SEC a registration statement on Form S-4 containing a definitive proxy statement/prospectus and other relevant documents concerning the proposed transaction. Shareholders of Osmonics are urged to read the definitive proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GE and Osmonics, at the SEC's Internet site (http://www.sec.gov).

Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to GE Power Systems, Attention Dennis Murphy, 4200 Wildwood Parkway, Atlanta, Georgia, 30339, 770/859-6948, or to Osmonics, Investor Relations, 5951 Clearwater Drive, Minnetonka, Minnesota, 55343-8995, or 952/933-2277.

GE, Osmonics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Osmonics in connection with the merger. Information about the directors and executive officers of GE is set forth in the proxy statement on Schedule 14A for GE's 2002 annual meeting of shareholders, as filed with the SEC on March 8, 2002. Information about the directors and executive officers of Osmonics and their ownership of Osmonics common stock is set forth in the proxy statement on Schedule 14A for Osmonics' 2002 annual meeting of shareholders, as filed with the SEC on April 8, 2002.

Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction.

This document contains forward-looking statements. The following factors, among others, could cause the actual results of the acquisition to differ materially from GE's and Osmonics' expectations: the ability to timely and fully realize the expected cost savings and revenues; competition; and changes in economic conditions. Neither GE nor Osmonics assumes any duty to update forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such statements are based on information available as of the date hereof, and are made only as of the date hereof. To the extent that such statements relate to the proposed merger referred to in this document, there is a risk, among others, that the merger might not be completed.